As filed with the Securities and Exchange Commission on June 2, 2022

Registration No. 333-256501

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-1 on

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STEM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-1972187
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 California St., 14th Floor

San Francisco, California 94111

1-877-374-7836

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Saul R. Laureles

Chief Legal Officer and Secretary

100 California St., 14th Floor

San Francisco, California 94111

1-877-374-7836

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Eric Scarazzo

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Tel: (212) 351-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

On May 26, 2021, Stem, Inc. (the “Company” or “Stem”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-256501) (as amended, the “Registration Statement”). The Registration Statement was initially declared effective by the SEC on June 14, 2021, and initially registered (i) the resale of 52,107,817 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and (ii) the resale of 7,181,134 warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering (the “IPO”) of Stem’s predecessor company prior to the consummation of its business combination with Stem. In addition, the Registration Statement initially registered the issuance by Stem of an aggregate of 19,967,263 shares of Common Stock, which consisted of (i) 7,181,134 shares of Common Stock issuable upon the exercise the Private Placement Warrants and (ii) 12,786,129 shares of Common Stock issuable upon the exercise of 12,786,129 warrants originally issued in the IPO.

This Post-Effective Amendment No. 2 to the Registration Statement is being filed to convert the Registration Statement on Form S-1 to a Registration Statement on Form S-3.

No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION — DATED JUNE 2, 2022

50,574,232 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of 50,574,232 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”). We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the shares of Common Stock covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus. We provide more information about how the Selling Securityholders may sell the shares of Common Stock in the section entitled “Plan of Distribution.”

Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “STEM.” On May 31, 2022, the closing price of our Common Stock was $8.63.

Investing in our Common Stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 3 of this prospectus to read about factors you should consider before buying our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022.

i

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Stem,” “we,” “us,” “our” and similar terms refer to Stem, Inc. (f/k/a Star Peak Energy Transition Corp.), a Delaware corporation, and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement, or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” before making an investment decision.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement, together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and undue reliance should not be placed on these forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those contemplated in the forward-looking statements, including, without limitation, the risks included under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and in our other filings with the SEC. These risk factors are not exhaustive. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements.

The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy information and information statements and other information about issuers such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We also maintain an Internet website at www.stem.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC, but do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in the prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual document for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022 (the “Annual Report”);

•	The information specifically incorporated by reference into the Annual Report from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 6, 2022;

•

Our Current Reports on Form 8-K filed with the SEC on January  18, 2022, February 2, 2022 (excluding any information furnished pursuant to Item 7.01 or the related Item 9.01), March  4, 2022, April  1, 2022 and April 15, 2022; and

•

The description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on August  17, 2020, and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.3 to the Annual Report.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Stem, Inc.

100 California St., 14th Floor

San Francisco, California 94111

Attention: Investor Relations

1-877-374-7836

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

v

OUR COMPANY

Stem is one of the largest, digitally connected, intelligent energy storage network providers, providing customers (i) with an energy storage system, sourced from leading, global battery original equipment manufacturers (“OEMs”), that we deliver through our partners, including solar project developers and engineering, procurement and construction firms and (ii) through our Athena® artificial intelligence (“AI”) platform (“Athena”), with ongoing software-enabled services to operate the energy storage systems for up to 20 years. In addition, in all the markets where we operate our customers’ systems, we have agreements to manage the energy storage systems using our Athena platform to participate in energy markets and to share the revenue from such market participation.

We deliver our battery hardware and software-enabled services to our customers through our Athena platform. Our hardware and recurring software-enabled services mitigate customer energy costs through services such as time-of-use and demand charge management optimization and by aggregating the dispatch of energy through a network of virtual power plants. The resulting network created by our growing customer base is designed to increase grid resilience and reliability through the real-time processing of market-based demand cycles, energy prices and other factors in connection with the deployment of renewable energy resources to such customers. Additionally, our energy storage solutions support renewable energy generation by alleviating grid intermittency issues and thereby reducing customer dependence on traditional, fossil fuel resources.

We operate in two key areas within the energy storage landscape: Behind-the-Meter (“BTM”) and Front-of-the-Meter (“FTM”). An energy system’s position in relation to a customer’s electric meter determines whether it is designated a BTM or FTM system. BTM systems installed at C&I customer locations generate energy that can be used on-site without interacting with the electric grid and passing through an electric meter. Our BTM systems are designed to reduce C&I customer energy bills and help our customers achieve their corporate environmental, social, and corporate governance (“ESG”) objectives. FTM, grid-connected systems deliver power into the grid, which is often sold to off-site customers and must pass through an electric meter prior to reaching an end-user. Our FTM systems are designed to decrease risk for project developers, asset owners, independent power producers and investors by adapting to dynamic energy market conditions in connection with the deployment of electricity and improving the combined value of the solar renewable resource and energy storage over the course of their FTM system’s useful life. As an early participant in the BTM market, we developed operational focus and technical capabilities that position us to have multiple product offerings and services in the evolving market for FTM energy storage services. We believe that Athena’s ability to optimize operations in both the BTM and FTM markets is unique in the industry and provides us with a competitive advantage.

Additional Information

Our principal executive office is located at 100 California St., 14th Floor, San Francisco, California 94111, and our telephone number is 1-877-374-7836. Our website address is www.stem.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.

THE OFFERING

Issuer	Stem, Inc.

Shares of Common Stock offered by the Selling Securityholders	50,574,232 shares of Common Stock.

Shares of Common Stock outstanding	153,443,756*

Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders. See “Use of Proceeds.”

Market for Common Stock	Our Common Stock is traded on the NYSE under the symbol “STEM.”

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

*	Based on the number of shares of Common Stock issued and outstanding as of February 17, 2022. For additional information concerning the offering, see “Plan of Distribution.”

RISK FACTORS

Investment in any shares of Common Stock offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors related to our business and operations described in Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors” and updated in Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, under the heading “Risk Factors,” which are incorporated by reference in this prospectus. See “Where You Can Find More Information; Incorporation By Reference” in this prospectus. The risks and uncertainties we have described therein and below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

All of the Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. The Company will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Securityholders in disposing of their Common Stock. Pursuant to a registration rights agreement entered into by the Company, the Selling Securityholders and certain other stockholders of the Company, the Company will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of counsel and independent registered public accountants.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Securityholders under this prospectus.

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock after the date of this prospectus.

The following table sets forth information concerning the shares of Common Stock that may be offered from time to time by each Selling Securityholder.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Our registration of the shares of Common Stock does not necessarily mean that the Selling Securityholders will sell all or any of such Common Stock. The following table sets forth certain information as of October 22, 2021 concerning the Common Stock that may be offered from time to time by each Selling Securityholder with this prospectus. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

	Before the Offering		After the Offering
Name and Address of Selling Securityholder)	Common Stock Beneficially Owned Prior to the Offering(1)	Number of Shares of Common Stock Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock Are Sold	After the Offering Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock Are Sold
PIPE Investors
Adage Capital Partners LP (1)	1,800,000	1,800,000	—	—
Alyeska Master Fund. L.P. (2)	1,000,000	1,000,000	—	—
Blackrock, Inc. (3)	4,400,000	4,400,000	—	—
Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV (4)	200,000	200,000	—	—
Cohen & Steers Capital Management, Inc. (5)	1,000,000	1,000,000	—	—
DeGroff/Schneider Revocable Trust (6)	6,500	6,500	—	—
DSAM Partners (London) Ltd. (7)	1,260,129	1,080,000	—	—
Electron Capital Partners, LLC (8)	3,000,000	3,000,000	—	—
Entities affiliated with Millennium Management LLC (9)	1,083,906	920,000	163,906	*
Governors Lane Master Fund LP (10)	400,000	400,000	—	—
Hedosophia Group Limited (11)	100,000	100,000	—	—
HITE Hedge Asset Management LLC (12)	1,000,000	1,000,000	—	—
Jane Street Global Trading, LLC (13)	201,298	200,000	—	—

Luxor Capital Group, LP (14)	1,400,000	1,400,000	—	—
Major Tom Capital LLC (15)	400,000	400,000	—	—
PFMO4 LLC (16)	400,000	400,000	—	—
Phoenix Insurance Company Ltd.	20,000	20,000	—	—
Portcullis Partners, LP (17)	50,000	50,000	—	—
Richard D. Kinder (18)	700,000	700,000	—	—
Scopus Fund Ltd. (19)	6,984	6,080	904	*
Scopus Partners, L.P. (19)	13,459	11,176	2,283	*
Scopus Partners II, L.P. (19)	19,666	17,116	2,550	*
Scopus Vista Fund Ltd. (20)	11,821	9,548	2,273	*
Scopus Vista Partners, L.P. (19)	195,570	156,080	39,490	*
Senator Global Opportunity Master Fund LP (20)	2,200,000	2,200,000	—	—
Magnetar Financial LLC (21)	43,500	43,500	—	—
Shotfut Menayot Phoenix	180,000	180,000	—	—
Vaneck Global Hard Assets Fund (22)	736,009	362,000	374,009	*
Vaneck Global Natural Resources Portfolio, a Series of Brighthouse Funds Trust II (22)	1,363,799	761,000	602,799	*
Vaneck VIP Global Hard Assets Fund (22)	359,899	177,000	182,899	*
Yaupon Master Fund LP (23)	506,797	500,000	6,797	*
Sponsor Investors
1811 Pesikoff Family Trust (24)	25,339	25,339	—	—
Alec Litowitz (25)	1,886,686	1,886,686	—	—
Brian Robert Beglin (26)	4,687	4,687	—	—
BSCH Master I Sub (MAG) L.P. (27)	1,251,092	1,251,092	—	—
Charles H. Coyle (28)	3,516	3,516	—	—
Charles Park Shaper (29)	246,983	246,983	—	—
Courtney Kozel (30)	11,719	11,719	—	—
Craig Philip Rohr (31)	261,042	261,042	—	—
D. Michael Dean (32)	110,011	110,011	—	—
Dain DeGroff (33)	156,953	150,453	6,500	*
David Wilansky (34)	73,943	73,943	—	—
Duane G. Kelley (35)	15,204	15,204	—	—
Eric J Scheyer (36)	859,355	859,355	—	—
Grace Sunyuh Kim-E (37)	5,859	5,859	—	—
James Thomas McCartt (38)	15,204	15,204	—	—
Jerome Silvey (39)	46,879	46,879	—	—
Joshua Taylor (40)	8,235	8,235	—	—
Mag Alpha 2 LLC (41)	365,589	365,589	—	—
Mag Beta LLC (42)	497,847	497,847	—	—
Mag Gamma LLC (43)	79,907	79,907	—	—
Matthew Wilkes (44)	46,879	46,879	—	—
Michael Wilds (45)	76,494	76,494	—	—
MTP Energy Management LLC	16,426	16,426	—	—
Nichole Milz (46)	11,719	11,719	—	—
Pangxin Tao (47)	2,344	2,344	—	—
Ross Laser (48)	943,343	943,343	—	—
Scott M. Bilyeu Revocable Trust (49)	15,204	15,204	—	—
Steven Settles (50)	16,408	16,408	—	—

Tarja Bentgarde-Childers (51)	2,344	2,344	—	—
Tyler David Peterson (52)	25,339	25,339	—	—
Tyson E. Taylor (53)	30,787	30,787	—	—
Xing Fang (54)	2,344	2,344	—	—
Zachary Paul Kaufman (55)	15,204	15,204	—	—
Directors and Officers (56)
John Carrington (57)	4,214,023	4,214,023	—	—
William Bush (58)	1,223,355	1,223,355	—	—
Mark Triplett (59)	728,324	728,324	—	—
Alan Russo (60)	305,615	305,615	—	—
Larsh Johnson (61)	873,261	873,261	—	—
Prakesh Patel (62)	906,524	906,524	—	—
David Buzby (63)	793,294	793,294	—	—
Adam E. Daley	771,884	766,360	5,524	*
Michael C. Morgan (64)	11,094,522	1,484,896	—	—
Anil Tammineedi (65)	5,039,849	5,039,849	—	—
Lisa L. Troe	—	—	—	—
Laura D’Andrea Tyson	—	—	—	—
Jane Woodward	—	—	—	—
Other Selling Securityholders	—	—	—	—
RWE Supply & Trading GMBH (66)	5,933,946	5,933,946	—	—
Desiree Rogers	40,000	40,000	—	—
C. Park Shaper	40,000	40,000	—	—

*	Less than one percent
(1)

The securities to which this filing relates are held directly by Adage Capital Partners, L.P., a Delaware limited partnership (the “Fund”). Adage Capital Partners GP, L.L.C., a Delaware limited liability company (“ACPGP”), serves as the general partner of the Fund and as such has discretion over the portfolio securities beneficially owned by the Fund. Adage Capital Advisors, L.L.C., a Delaware limited liability company (“ACA”), is the managing member of ACPGP and directs ACPGP’s operations. Robert Atchinson and Phillip Gross are the managing members of ACPGP and ACA and general partners of the Fund. Each of the reporting persons disclaims beneficial ownership of the securities reported herein for purposes of Section 16 of the Securities and Exchange Act of 1934, as amended, except as to such extent of such reporting person’s pecuniary interest in the securities. The address of Adage Capital Partners LP is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

(2)

Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P. The address of Alyeska Master Fund, L.P. is 77 W. Wacker, Suite 700, Chicago, IL 60601.

(3)

The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V, Master Total Return Portfolio of Master Bond LLC, BlackRock Capital Allocation Trust, BlackRock Global Long/Short Credit Fund of BlackRock Funds IV, ARL BlackRock Capital Allocation Strategy, MALT Master Fund, L.P. and MALT (BASII), L.P. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders or BlackRock, Inc.
(4)

Reflects securities held directly by Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV (the “Aqua Fund”). Blackstone Alternative Solutions L.L.C. is the investment manager of the Aqua Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Aqua Fund directly or indirectly controlled by it or him, but each (other than the Aqua Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of each entity listed in this footnote is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.

(5)

Includes (i) 962,500 shares of Common Stock held by Cohen & Steers Infrastructure Fund, Inc. and (ii) 37,500 shares of Common Stock held by Cohen & Steers Real Assets Fund, Inc. (collectively, the “CS Securityholders”). Cohen & Steers Capital Management, Inc. is the investment manager of each of the CS Securityholders. The address of each entity listed in this footnote is c/o Cohen & Steers Capital Management, Inc. 280 Park Avenue, New York, NY 10017.

(6)

Dain DeGroff and Jennifer Schneider are the trustees of the DeGroff/Schneider Revocable Trust and have voting and dispositive control over the securities held by it. The address of the DeGroff/Schneider Revocable Trust is 55 Hamilton Ct, Palo Alto, CA 940301.

(7)

Includes (1) 805,087 shares of Common Stock held by DSAM+ Master Fund, (ii) 227,521 shares of Common Stock held by DSAM Alpha+ Master Fund and (iii) 227,521 shares of Common Stock held by LMA SPC – MAP 112 Segregated Portfolio (collectively, the “DSAM Securityholders”). DSAM Partners (London) Ltd. (the “Investment Advisor”) is the investment advisor to the DSAM Securityholders and as such may be deemed to have voting and investment power over the securities held by the DSAM Securityholders. The Investment Advisor is ultimately controlled by Mr. Guy Shahar. The Investment Advisor and Mr. Shahar disclaim beneficial ownership of the securities listed above. The address of DSAM+ Master Fund and DSAM Alpha+ Master Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104. The address of LMA SPC – MAP 112 Segregated Portfolio is c/o Walkers Corporate Services Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001.

(8)

Includes (i) 27,344 shares of Common Stock held by AGR Trading SPC-Series EC Segregated Portfolio, (ii) 41,370 shares of Common Stock held by Boothbay Absolute Return Strategies, LP, (iii) 1,721,655 shares of Common Stock held by Electron Global Master Fund, L.P. and (iv) 1,209,631 shares of Common Stock held by Electron Infrastructure Master Fund, L.P (collectively, the “Electron Securityholders”). Electron Capital Partners, LLC is the investment manager of the Electron Securityholders. James Shaver may be deemed to have investment discretion and voting power over Common Stock held by the Electron Securityholders. The address of each entity listed in this footnote is 10 East 53rd Street, 19th Floor, New York, NY 10022.

(9)

(i) Integrated Core Strategies (US) LLC, a Delaware limited liability company (“Integrated Core Strategies”), beneficially owns 500,000 shares of Common Stock; (ii) Cognizant Holdings, Ltd., an exempted company organized under the laws of the Cayman Islands (“Cognizant Holdings”), beneficially owns 420,000 shares of Common Stock; (iii) ICS Opportunities II LLC, a Cayman Islands limited liability company (“ICS Opportunities II”), beneficially owns 54,667 shares of Common Stock; and (iv) ICS Opportunities, Ltd., an exempted company organized under the laws of the Cayman Islands (“ICS Opportunities”), beneficially owns 309,239 shares of Common Stock (consisting of 109,239 shares of Common Stock and 200,000 shares of Common Stock issuable upon exercise of warrants). ICS Opportunities II and ICS Opportunities are affiliates of Integrated Core Strategies and Cognizant Holdings. Millennium International Management LP, a Delaware limited partnership (“Millennium International Management”), is the investment manager to Cognizant Holdings, ICS Opportunities II and ICS Opportunities and may be deemed to have shared voting control and investment discretion over securities owned by Cognizant Holdings, ICS Opportunities II and ICS Opportunities. Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Management is also the general partner of the 100% owner of Cognizant Holdings, ICS Opportunities II and ICS Opportunities and may also be deemed to have shared voting control and investment discretion over securities owned by Cognizant Holdings, ICS Opportunities II and ICS Opportunities. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by Cognizant Holdings, ICS Opportunities II and ICS Opportunities. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, Cognizant Holdings, ICS Opportunities II and ICS Opportunities. The foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies, Cognizant Holdings, ICS Opportunities II or ICS Opportunities, as the case may be. The address for Integrated Core Strategies (US) LLC is c/o Millennium Management LLC, 399 Park Avenue, New York, NY 10022 and the address for Cognizant Holdings, Ltd. is c/o Millennium International Management LP, 399 Park Avenue, New York, NY 10022.
(10)

Governors Lane LP serves as the investment advisor to Governors Lane Master Fund LP (the “Fund”). Governors Lane Fund General Partner LLC serves as the general partner of the Fund. Mr. Isaac Corre is the managing member of both Governors Lane Fund General Partner LLC and Governors Lane GP LLC, the general partner of Governors Lane LP. The address of Governors Lane Master Fund LP is c/o Governors Lane LP, 510 Madison Avenue, 11th Floor, New York, NY 10022.

(11)

Ian Osborne is the Chief Executive Officer of Hedosophia Group Limited and may be deemed to control such shares. The address of Hedosophia Group Limited is Roseneath, The Grange, St Peter Port, Guernsey GY1 2QJ.

(12)

Includes (i) 93,000 shares of Common Stock held by HITE Carbon Offset LP, (ii) 205,299 shares of Common Stock held by HITE Carbon Offset LTD, (iii) 159,901 shares of Common Stock held by HITE Energy LP, (iv) 113,399 shares of Common Stock held by HITE Hedge LP, (v) 314,600 shares of Common Stock held by HITE Hedge Offshore LTD, (vi) 71,200 shares of Common Stock held by HITE Hedge QP LP and (vii) 42,601 shares of Common Stock held by HITE MLP LP (collectively, the “HITE Securityholders”). HITE Hedge Asset Management LLC is the investment manager of each of the HITE Securityholders. HITE Hedge Asset Management LP is the investment manager of HITE Hedge Asset Management LLC. James M Jampel is the investment manager of HITE Hedge Asset Management LP and may be deemed to have investment discretion and voting power over Common Stock held by the HITE Securityholders. The address of each entity listed in this footnote is 300 Crown Colony Drive, Suite 108, Quincy, MA 02169.

(13)

Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert A. Granieri are the members of the Operating Committee of Jane Street Group, LLC. The address of Jane Street Global Trading, LLC is 250 Veasey Street, 3rd Floor, New York, NY 10281.

(14)

Includes (i) 277,351 shares of Common Stock held by Luxor Capital Partners Offshore Master Fund, LP, (ii) 431,743 shares of Common Stock held by Luxor Capital Partners, LP, (iii) 220,290 shares of Common Stock held by Luxor Wavefront, LP, (iv) 81,613 shares of Common Stock held by Thebes Offshore Master Fund, LP and (v) 389,003 shares of Common Stock held by Lugard Road Capital Master Fund, LP. Christian Leone may be deemed to have investment discretion and voting power over the securities held by Luxor Capital Partners Offshore Master Fund, LP, Luxor Capital Partners, LP and Luxor Wavefront LP, on behalf of Luxor Capital Group, LP, the investment manager of Luxor Capital Partners Offshore Master Fund, LP, Luxor Capital Partners, LP and Luxor Wavefront, LP. Michael Conboy may be deemed to have investment discretion and voting power over the securities held by Thebes Offshore Master Fund, LP on behalf of Luxor Capital Group, LP, the investment manager of Thebes Offshore Master Fund, LP. Jonathan Green may be deemed to have investment discretion and voting power over the securities held by Lugard Road Capital Master Fund, LP on behalf of Luxor Capital Group, LP, the investment manager of Lugard Road Capital Master Fund, LP. The address of each entity listed in this footnote is 1114 Avenue of the Americas, 28th Floor, New York, NY 10036.
(15)	The address of Major Tom Capital LLC is c/o Beemok Capital, LLC, 200 Meeting Street, Suite 206, Charleston, SC 29401.
(16)	The address of PFM04 LLC is c/o 2912 Advisors LP, 405 Lexington Avenue, 34th FL NY, NY 10174.
(17)

The general partner of Portcullis Partners, LP is Portcullis G.P., LLC (the “General Partner”). Michael C. Morgan is the Manager of the General Partner and President of Portcullis Partners, LP. The address of each entity listed in this footnote is 11 Greenway Plaza, Suite 2000, Houston, TX 77046.

(18)	The address of Richard D. Kinder is c/o Kinder Family Office, 2229 San Felipe, Suite 1700, Houston, TX 77019.
(19)

Scopus Asset Management, L.P. is the investment advisor for: Scopus Partners, L.P.; Scopus Partners II, L.P.; Scopus Vista Partners, L.P.; Scopus Fund Ltd.; and Scopus Vista Fund Ltd. Scopus Advisors, LLC is the general partner of Scopus Partners, L.P., Scopus Partners II, L.P. and Scopus Vista Partners, L.P. Scopus Capital, Inc. is the general partner of Scopus Asset Management, L.P. Alexander Mitchell holds 100% of the ownership interest of each of Scopus Capital, Inc. and Scopus Advisors, LLC. The address of each entity listed in this footnote and Mr. Mitchell is c/o Scopus Asset Management, L.P., 717 Fifth Ave, 21st FL, New York, NY 10022.

(20)

Senator Investment Group LP, or Senator, is investment manager of this Selling Securityholder and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this Selling Securityholder. Mr. Silverman disclaims beneficial ownership of the shares held by this Selling Securityholder. The address of each entity listed in this footnote is 510 Madison Avenue, 28th Floor, New York, NY 10022.

(21)

Magnetar Financial LLC is the investment advisor of Series III, a series of Astrum Partners LLC. Alec Litowitz may be deemed to have investment discretion and voting power over Common Stock held by this Selling Securityholder. The address of Series III, a series of Astrum Partners LLC, is 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201.

(22)

Van Eck Associates Corp. is the investment advisor for: Vaneck Global Hard Assets Fund and Vaneck VIP Global Hard Assets Fund. Van Eck Associates Corp. is the investment subadvisor for: Vaneck Global Natural Resources Portfolio, a Series of Brighthouse Funds Trust II. The address of each entity listed in this footnote is 666 Third Ave, 9th Floor, New York, NY 10017.

(23)

Yaupon Capital GP LLC (“Yaupon GP”) is the general partner of this Selling Securityholder and may be deemed to have voting and dispositive power with respect to the shares. Steve Pattyn is the managing member of Yaupon GP and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this Selling Securityholder. Each of Yaupon GP and Steve Pattyn disclaim beneficial ownership of the shares reported herein except to the extent of its pecuniary interest therein. The address of Yaupon Master Fund LP is 104 W 40th Street, Suite 2020, New York, NY 10018.

(24)

David L. Pesikoff is the trustee of the 1811 Pesikoff Family Trust and has voting and dispositive control over the securities held by it. The address of the 1811 Pesikoff Family Trust is 1811 North Boulevard, Houston, TX 77098.

(25)

Alec Litowitz is a former director of the Company. Includes 1,781,828 shares held by LL Nova Investments, LLC. Alec Litowitz is the Manager of LL Nova Investments, LLC and has voting and dispositive control over the securities held by it. The address of LL Nova Investments, LLC is 1001 Green Bay Road #317, Winnetka, IL 60093. The address of Alec Litowitz is 1001 Green Bay Road #317, Winnetka, IL 60093.

(26)	The address of Brian Robert Beglin is 1861 North Dayton Street, Unit F, Chicago, IL 60614.
(27)

Reflects securities held directly by BSCH Master I Sub (MAG) L.P. (the “BSCH Fund”). BSCH Master II L.P. is the general partner of BSCH Fund. BSCH B Intermediate L.P. is the general partner of BSCH Master II L.P.

Blackstone Strategic Capital Associates B L.L.C. is the general partner of BSCH B Intermediate L.P. Blackstone Holdings II L.P. is the sole member of Blackstone Strategic Capital Associates B L.L.C. Blackstone Strategic Capital Advisors L.L.C. is the investment manager of the BSCH Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Strategic Capital Advisors L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of each of Blackstone Holdings I L.P. and Blackstone Holdings II L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the BSCH Fund directly or indirectly controlled by it or him, but each (other than the BSCH Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of each of the entities and persons listed is c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154.
(28)	The address of Charles H. Coyle is 365 North Halsted, Apartment 401, Chicago, IL 60661.
(29)	Charles Park Shaper is a former director of the Company. The address of Charles Park Shaper is 5005 Green Tree Road, Houston, TX 77056.
(30)	The address of Courtney Kozel is 888 Ash Street, Winnetka, IL 60093.
(31)	The address of Craig Philip Rohr is 400 West Huron Street, Apartment 1401, Chicago, IL 60654.
(32)	The address of D. Michael Dean is 339 West Webster Avenue, Unit 4, Chicago, IL 60614.
(33)

Includes 82,518 shares of Common Stock held by the DeGroff/Schneider Revocable Trust. Dain DeGroff is the trustee of the DeGroff/Schneider Revocable Trust and has voting and dispositive control over the securities held by it. The address of Dain DeGroff and the DeGroff/Schneider Revocable Trust is 55 Hamilton Court, Palo Alto, CA 94301.

(34)	The address of David Wilansky is 762 Greenwood Avenue, Glencoe, IL 60022.
(35)	The address of Duane G. Kelley is 1908 Augusta Drive, Unit 16, Houston, TX 77057.
(36)

Eric Scheyer is a former Chief Executive Officer and director of the Company. Includes (i) 131,073 shares held by the Eric J. Scheyer Living Trust, (ii) 613,284 shares held by the Eric J. Sheyer 2010 Investment Trust and (iii) 114,978 shares held by the Scheyer 2007 Investment Trust. Eric J Scheyer is the co-trustee of the Eric J Scheyer Living Trust, the Eric J Sheyer 2010 Investment Trust and the Scheyer 2007 Investment Trust and has voting and dispositive control over the securities held by each entity. Margaret Scheyer is the co-trustee of the Eric J Scheyer Living Trust, the Eric J Sheyer 2010 Investment Trust and the Scheyer 2007 Investment Trust and has voting and dispositive control over the securities held by it. The address of each of the entities and persons listed is 181 Hawthorn Avenue, Glencoe, IL 60022.

(37)	The address of Grace Sunyuh Kim-E is 3233 West Dallas Street, Apartment #1412, Houston, TX 77019.
(38)	The address of James Thomas McCartt is 9623 Westland Cove Way, Unit 132, Knoxville, TN 37922.
(39)	The address of Jerome Silvey is 1748 Kipling Street, Houston, TX 77098.
(40)	The address of Joshua Taylor is 940 Woodlawn Road, Glenview, IL 60025.
(41)

Dave Snyderman is the investment adviser to the controlling entity of Mag Alpha 2 LLC and has voting and dispositive control over the securities held by it. The address of Mag Alpha 2 LLC is c/o G1 Partners, LLC, 300 South Northwest Highway, Suite 209, Park Ridge, IL 60068.

(42)

Dave Snyderman is the investment adviser to the controlling entity of Mag Beta LLC and has voting and dispositive control over the securities held by it. The address of Mag Beta LLC is c/o G1 Partners, LLC, 300 South Northwest Highway, Suite 209, Park Ridge, IL 60068.

(43)

Dave Snyderman is the investment adviser to the controlling entity of Mag Gamma LLC and has voting and dispositive control over the securities held by it. The address of Mag Gamma LLC is c/o G1 Partners, LLC, 300 South Northwest Highway, Suite 209, Park Ridge, IL 60068.

(44)	The address of Matthew Wilkes is 1340 North Astor Street, #2608, Chicago, IL 60610.
(45)	The address of Michael Wilds is 820 West 63rd Street, Kansas City, MO 64113.
(46)	The address of Nichole Milz is 6070 North Forest Glen Avenue, Chicago, IL 60646.
(47)	The address of Pangxin Tao is 1460 North Sandburg Terrace, Apartment 2403, Chicago, IL 60610.
(48)

Includes 203,679 shares held by Bluestar Ventures LLC and 687,235 shares held by RL Capital Ventures (MCP Holdings), LLC (the “Laser LLCs”). Ross Laser is the Manager of the Laser LLCs and has voting and dispositive control over the securities held by them. The address of Ross Laser and the Laser LLCs is 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201.
(49)

Scott M. Bilyeu is the trustee of the Scott M. Bilyeu Revocable Trust and has voting and dispositive control over the securities held by it. The address of the Scott M. Bilyeu Revocable Trust is 706 Hillcrest Avenue, Pacific Grove, CA 93950.

(50)	The address of Steven Settles is 1316 Woodlawn Avenue, Glenview, IL 60025.
(51)	The address of Tarja Bentgarde-Childers is 1751 West Granville Avenue, Apartment 2, Chicago, IL 60660
(52)	The address of Tyler David Peterson is 1670 Broadmoor Drive East, Seattle, WA 98112.
(53)	Tyson E. Taylor is a former General Counsel and Secretary of the Company The address of Tyson E. Taylor is 2212 South Chickasaw Trail, Orlando, FL 32825.
(54)	The address of Xing Fang is 1855 Westleigh Drive, Glenview, IL 60025.
(55)	The address of Zachary Paul Kaufman is 50 El Potrero, Carmel Valley, CA 93924.
(56)	The address of each director and officer of Stem, Inc. is 100 Rollins Road, Millbrae, CA 94030.
(57)	Includes (i) 208,100 shares of Common Stock and (ii) 4,005,923 shares of Common Stock underlying options to purchase Common Stock.
(58)	Includes (i) 257,207 shares of Common Stock and (ii) 966,148 shares of Common Stock underlying options to purchase Common Stock.
(59)	Includes 728,324 shares of Common Stock underlying options to purchase Common Stock.
(60)	Includes (i) 148,094 shares of Common Stock and (ii) 157,521 shares of Common Stock.
(61)	Includes (i) 150,758 shares of Common Stock and (ii) 722,503 shares of Common Stock.
(62)	Includes 906,524 shares of Common Stock underlying options to purchase Common Stock.
(63)

Includes (i) 453,302 shares of Common Stock, (ii) 250,308 shares of Common Stock underlying options to purchase Common Stock of the Reference Date and (iii) 89,684 shares of Common Stock held by the David S. Buzby Revocable Trust. David Buzby, sole trustee of the David S. Buzby Revocable Trust, exercises beneficial ownership of shares held by the David S. Buzby Revocable Trust.

(64)

Includes 50,000 shares of Common Stock held by Portcullis Partners, LP. The general partner of Portcullis Partners, LP is Portcullis G.P., LLC (the “General Partner”). Michael C. Morgan is the Manager of the General Partner and President of Portcullis Partners, LP. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Michael C. Morgan is a member of the board of directors of the Company. Includes (i) 532,130 shares held by the Coastal Hacienda Revocable Trust, (ii) 50,000 shares held by Portcullis Partners, LP and (iii) 952,766 shares held by Portcullis Investments, LP. Michael C. Morgan is a co-trustee of the Coastal Hacienda Revocable Trust and has voting and dispositive control over the securities held by it. The address of the Coastal Hacienda Revocable Trust is P.O. Box 1013, Pebble Beach, CA 93953.

(65)

Represents 5,039,849 shares of Common Stock held by Angeleno Investors III, L.P as of the Reference Date. Mr. Tammineedi is a Principal at Angeleno Group, an affiliate of Angeleno Investors III, L.P., and may be deemed to share voting and investment power with respect to all shares held by Angeleno Investors III, L.P. The address for Angeleno Investors III, L.P. is 2029 Century Park East, Suite 2980, Los Angeles, California 90067.

(66)	The address of RWE Supply & Trading GMBH is RWE Platz 6, 45141 Essen, Germany.

PLAN OF DISTRIBUTION

We are registering 50,574,232 shares of Common Stock for possible sale by the Selling Securityholders from time to time. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock.

The shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common Stock by one or more of, or a combination of, the following methods:

•	in market transactions or on any national securities exchange or quotation service or over-the- counter market;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•

block trades (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or any other method permitted pursuant to applicable law.

•

through the writing or settlement of options or other hedging transactions (including the issuance by the selling securityholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of certain short sales;

•	in a public auction;

•	delayed delivery contracts;

•	derivative transactions; and

•	in connection with a remarketing.

In addition, any shares that qualify for sale pursuant to Rule 144, if available, or pursuant to other exemptions from the registration requirements under the Securities Act, may be sold under Rule 144 or such other exemption rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker- dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker- dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain of the Selling Securityholders have agreed, and the other Selling Securityholders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Gibson, Dunn & Crutcher LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Stem, Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Also Energy Holdings, Inc. as of and for the year ended December 31, 2021 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

50,574,232 Shares of Common Stock

PROSPECTUS

                , 2022

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of Common Stock being registered hereby.

Securities and Exchange Commission registration fee	$172,051.00	(1)
Accounting fees and expenses	40,000.00
Legal fees and expenses	7,500.00
Financial printing and miscellaneous expenses	5,000.00

Total	$224,551.00

(1)	Previously paid.

Item 15.	Indemnification of Directors and Officers

The Company’s Amended and Restated Charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law (“DGCL”). The Company’s amended and restated bylaws provide that the Company must indemnify and advance expenses to the Company’s directors and officers to the fullest extent authorized by the DGCL. The Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for the Company’s directors, officers and certain employees for some liabilities.

The Company entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the Company indemnify each of its directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as one of its directors or executive officers, to the fullest extent permitted by law. In addition, the indemnification agreements provide that the Company will advance all expenses incurred by its directors or executive officers in connection with a legal proceeding involving his or her status as a director or executive officer upon request by such director or executive officer, provided that, among other things, such advance will be made only upon receipt of an undertaking by or on behalf of the indemnitee to repay all amounts so advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified.

Item 16.	Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of the Company, dated as of April 28, 2021 (incorporated by reference to Exhibit 3.1 to Stem’s Current Report on Form 8-K filed on May 4, 2021).

4.2	Second Amended and Restated By-Laws of the Company, dated April 28, 2021 (incorporated by reference to Exhibit 3.2 to Stem’s Current Report on Form 8-K filed on May 4, 2021).

4.3	Indenture dated as of November 22, 2021, between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Stem’s Current Report on Form 8-K filed on November 22, 2021).

4.4	Form of 0.50% Convertible Senior Note due 2028 (included in Exhibit 4.3).

4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1/A filed on August 11, 2020).

5.1	Opinion of Gibson, Dunn & Crutcher LLP (incorporated by reference to Exhibit 5.1 to the Form S-1 filed on May 26, 2021).

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of Deloitte & Touche LLP.

23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1	Power of attorney (included in the signature page of the initial Registration Statement).

107**	Filing Fee Table

**	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

B.

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.

That, for the purpose of determining liability under the Securities Act to any purchaser, (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

E.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

G.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 2, 2022.

STEM, INC.

By:	/s/ Saul R. Laureles
Saul R. Laureles
Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* John Carrington	Chief Executive Officer and Director (Principal Executive Officer)	June 2, 2022

* William Bush	Chief Financial Officer (Principal Financial Officer)	June 2, 2022

/s/ Rahul Shukla Rahul Shukla	Chief Accounting Officer (Principal Accounting Officer)	June 2, 2022

* David Buzby	Chairman of the Board of Directors	June 2, 2022

* Adam E. Daley	Director	June 2, 2022

* Anil Tammineedi	Director	June 2, 2022

* Michael C. Morgan	Director	June 2, 2022

* Laura D’Andrea Tyson	Director	June 2, 2022

* Lisa L. Troe	Director	June 2, 2022

* Jane Woodward	Director	June 2, 2022

* By:	/s/ Saul R. Laureles
Saul R. Laureles
As Attorney-in-fact

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